EXHIBIT 23

Horwath Orenstein LLP

Member Horwath International

Horwath Orenstein LLP

Chartered Accountants

595 Bay Street, Suite 300

Toronto, Canada

M5G 2C2

T 416.596.1711

F 416.596.7894

www.horwathorenstein.com

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our report dated August 20, 2004 with respect to our audits of the consolidated audited financial statements of Yak Communications Inc. and subsidiaries as of June 30, 2004 and 2003 included as part of this Form 10-K.

Chartered Accountants

Toronto, Canada

September 23, 2004